Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
EUPA International Corporation

We hereby consent to the use of our report dated February 28, 2005, relating to the consolidated financial statements of EUPA International Corporation as of December 31, 2004 and 2003, and for each of the years then ended, which appears in the Annual Report on Form 10-KSB of EUPA International Corporation for the year ended December 31, 2004.

/s/ Lichter, Yu & Associates

San Diego, California
February 28, 2005